Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Simulations Plus, Inc.

Lancaster, CA

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Simulations Plus, Inc. of our report dated March 6, 2020 with respect to the financial statements as of December 31, 2019 of Lixoft, a French société par actions simplifiée, included in the Company’s Current Report on Form 8-K/A dated June 16, 2020. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ RSM Paris SAS

Paris, France

July 9, 2020